Exhibit 99.1

Investor Contact	Media Contact
Angela Yang	Kristi Huller
415-315-6567	media@kkr.com
212-750-8300

KKR Financial Holdings LLC Announces First Quarter 2011 Financial Results and

Quarterly Distribution of $0.16 per Common Share

SAN FRANCISCO, CA, May 2, 2011—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

•                  Net income for the first quarter ended March 31, 2011 totaled $93.8 million, or $0.51 per diluted common share.

•                  Declared a cash distribution of $0.16 per common share for the first quarter of 2011.

•                  Book value per common share of $9.73 as of March 31, 2011.

•                  As of March 31, 2011, the Company’s corporate debt portfolio had an estimated fair value of 97% of par value, which exceeded the Company’s reported carrying value of 92% of par value.

For the three months ended March 31, 2011 and 2010, KFN reported net income of $93.8 million, or $0.51 per diluted common share, and $129.5 million, or $0.82 per diluted common share, respectively. KFN’s first quarter 2011 results reflected net investment income of $79.5 million, other income of $46.4 million and non-investment expenses of $30.8 million. Comparatively, KFN’s first quarter 2010 results reflected net investment income of $83.3 million, other income of $71.1 million and non-investment expenses of $24.9 million. The $35.7 million change in net income was due to two primary factors. First, net investment income for the three months ended March 31, 2011 included a provision for loan losses of $11.7 million, while no provision for loan losses was recorded for the three months ended March 31, 2010. And second, other income of $71.1 million for the three months ended March 31, 2010 included a one-time net gain on restructuring and extinguishment of debt of $40.0 million primarily related to the purchase of notes issued by KKR Financial CLO 2007-1, Ltd. and KKR Financial CLO 2007-A, Ltd.

Portfolio Review and CLO Subsidiaries

The Company deploys capital to its strategies, which include bank loans and high yield securities, mezzanine, special situations, natural resources, commercial real estate and private equity. The Company’s holdings across these strategies primarily consist of below investment grade syndicated corporate loans, also known as leveraged loans, high yield debt securities and private equity. In addition to these financial instruments, the Company also deploys capital to both working and royalty interests in oil and gas properties through its natural resources strategy.

The majority of the Company’s holdings consist of corporate loans and high yield debt securities, which comprise the Company’s corporate debt investment portfolio. These holdings have an aggregate par value of $7.9 billion and an aggregate estimated fair value of $7.7 billion as of March 31, 2011 and an aggregate par value of $7.8 billion and an aggregate estimated fair value of $7.4 billion as of December 31, 2010. As of March 31, 2011, the Company’s corporate debt portfolio had an estimated fair value of 97% of par value, which exceeded the carrying value on the Company’s balance sheet of 92% of par value. In comparison, the Company’s corporate debt portfolio had an estimated fair value of 95% of par value and was carried on the Company’s balance sheet at 92% of par value as of December 31, 2010.

The majority of the Company’s corporate debt portfolio is held through collateralized loan obligation (“CLO”) transactions that are structured as on-balance sheet securitizations and are used as long term financing for the Company’s investments in corporate debt. As of March 31, 2011, the Company’s CLOs held corporate debt securities and loans with an aggregate par value of $7.2 billion and an estimated fair value of $7.1 billion. In comparison, the Company’s CLOs held corporate debt securities and loans with an aggregate par value of $7.1 billion with an estimated fair value of $6.8 billion as of December 31, 2010.

In addition to the above, the Company owns corporate debt securities and loans not held in CLOs with an aggregate par value of $715.7 million and an estimated fair value of $641.1 million. In comparison, the aggregate par value of the Company’s corporate debt securities and loans not held in CLOs totaled $664.9 million with an estimated fair value of $574.6 million as of December 31, 2010.

Book Value

The Company’s book value per common share increased to $9.73 as of March 31, 2011 from $9.24 as of December 31, 2010. The increase in book value per share of $0.49 was primarily driven by the Company’s earnings for the quarter of $0.51 per diluted common share and an increase in the Company’s accumulated other comprehensive income, a component of shareholders’ equity, of $0.12 per share outstanding as a result of quarterly appreciation in the values of the Company’s high yield debt securities and interest rate swaps designated as cash flow hedges, offset by a quarterly distribution to shareholders of $0.15 per common share.

Distributions

On April 27, 2011, the Company’s board of directors declared a cash distribution of $0.16 per common share for the quarter ended March 31, 2011. The distribution is payable on May 27, 2011 to common shareholders of record as of the close of business on May 13, 2011.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the first quarter ended March 31, 2011 on May 2, 2011, at 2:00 p.m. PT (5:00 p.m. ET). The conference call may be accessed by dialing (888) 312-9858 (Domestic) or +1 (719) 325-2235 (International); a pass code is not required. A telephonic replay of the call will be available through May 16, 2011 by dialing (888) 203-1112 (Domestic) and +1 (719) 457-0820 (International) / pass code 5751609. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://www.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website.

From time to time the Company may use its website as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KFN at www.kkr.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling your email by visiting the “Email Alerts” area in KFN’s Investor Relations section.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 28, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 2, 2011.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended March 31, 2011	For the three months ended March 31, 2010
Net investment income:
Loan interest income	$109,645	$91,996
Securities interest income	22,556	27,261
Other investment income	3,129	93
Total investment income	135,330	119,350
Interest expense	32,121	31,500
Interest expense to affiliates	12,096	4,541
Provision for loan losses	11,661	—
Net investment income	79,452	83,309
Other income:
Net realized and unrealized gain on investments	39,184	34,667
Net realized and unrealized gain (loss) on derivatives and foreign exchange	6,067	(1,418)
Net realized and unrealized loss on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	(738)	(5,145)
Net gain on restructuring and extinguishment of debt	—	39,999
Other income	1,923	3,004
Total other income	46,436	71,107
Non-investment expenses:
Related party management compensation	21,201	20,491
General, administrative and directors expenses	8,171	3,350
Professional services	1,432	1,064
Total non-investment expenses	30,804	24,905
Income before income tax expense	95,084	129,511
Income tax expense	1,317	16
Net income	$93,767	$129,495

Net income per common share:
Basic	$0.53	$0.82
Diluted	$0.51	$0.82

Weighted-average number of common shares outstanding:
Basic	177,075	156,997
Diluted	181,292	156,997

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$129,332	$313,829
Restricted cash and cash equivalents	591,580	571,425
Securities available-for-sale, $745,232 and $728,558 pledged as collateral as of March 31, 2011 and December 31, 2010, respectively	846,676	838,894
Corporate loans, net of allowance for loan losses of $198,582 and $209,030 as of March 31, 2011 and December 31, 2010, respectively	5,632,057	5,857,816
Corporate loans held for sale	869,808	463,628
Residential mortgage-backed securities, at estimated fair value	90,369	93,929
Equity investments, at estimated fair value, $15,824 and $12,036 pledged as collateral as of March 31, 2011 and December 31, 2010, respectively	147,462	99,955
Derivative assets	23,921	19,519
Interest and principal receivable	45,898	57,414
Other assets	153,835	102,003
Total assets	$8,530,938	$8,418,412
Liabilities
Collateralized loan obligation secured debt	$5,646,037	$5,630,272
Collateralized loan obligation junior secured notes to affiliates	365,848	366,124
Credit facilities	18,400	18,400
Convertible senior notes	344,428	344,142
Junior subordinated notes	283,517	283,517
Accounts payable, accrued expenses and other liabilities	23,887	14,193
Accrued interest payable	16,233	22,846
Accrued interest payable to affiliates	7,064	6,316
Related party payable	15,766	12,988
Derivative liabilities	76,733	76,566
Total liabilities	6,797,913	6,775,364
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at March 31, 2011 and December 31, 2010	—	—
Common shares, no par value, 500,000,000 shares authorized, and 178,127,870 and 177,848,565 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	—	—
Paid-in-capital	2,758,033	2,756,200
Accumulated other comprehensive income	154,692	133,596
Accumulated deficit	(1,179,700)	(1,246,748)
Total shareholders’ equity	1,733,025	1,643,048
Total liabilities and shareholders’ equity	$8,530,938	$8,418,412